Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of AstraZeneca PLC and AstraZeneca Finance LLC of our report dated February 8, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AstraZeneca PLC’s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
March 19, 2024